Exhibit 99.2

Contacts:

Cubist Pharmaceuticals, Inc.	Fleishman-Hillard, Inc.
Eileen C. McIntyre	Christine Regan
Senior Director, Corporate Communications	(617) 692-0522
(781) 860-8533	reganc@fleishman.com
eileen.mcintyre@cubist.com

Cubist Pharmaceuticals Expands U.S. Hospital Sales Organization

Lexington, MA, November 22, 2005 — Cubist Pharmaceuticals, Inc. (Nasdaq:  CBST) today announced that the Company will hire an additional 36 sales professionals for its antiinfective acute care U.S. sales organization. The hiring process is beginning immediately. The sales organization will be realigned effective January 1st with the objective of increasing both depth and breadth of coverage prior to the decision by the Food and Drug Administration (FDA) on a potential label expansion for CUBICIN ® (daptomycin for injection.)

“We are excited about the opportunity ahead of us based on our recent filing of an sNDA to expand the label of CUBICIN. As announced yesterday, the FDA has granted priority review for this application. We feel confident that an increase in our hospital sales team from 99 to 135 is a good investment,” said Rob Perez, Cubist SVP, Commercial Operations. “The results of our first sales force increase exceeded our expectations. As noted in our third quarter Earnings Call, CUBICIN continues to track as the most successful launch of an IV antibiotic in U.S. history, on a dollar basis.”

About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development and commercialization of antiinfective products that address unmet medical needs in the acute care environment.  In the U.S., Cubist markets CUBICIN® (daptomycin for injection), the first antibiotic in a new class of antiinfectives called lipopeptides.  CUBICIN is currently the only once-daily bactericidal antibiotic approved in the U.S. with activity against both methicillin-susceptible and methicillin-resistant Staphylococcus aureus (MSSA and MRSA) in complicated skin and skin structure infections.  The Company has announced that its Phase 3 Staphylococcus aureus (S. aureus) endocarditis and bacteremia trial of CUBICIN® (daptomycin for injection) at 6 mg/kg once daily met its primary endpoints of non-inferiority in the intent-to-treat (ITT) and per protocol (PP) populations. Cubist has filed a supplemental New Drug Application (sNDA) for approval to add S. aureus bacteremia with known or suspected endocarditis to the indication statement for CUBICIN.  The FDA has granted this application priority review. Cubist’s pipeline includes HepeX-B™, a monoclonal antibody biologic being evaluated to determine its potential for the prevention of infection by the Hepatitis B virus (HBV) in liver transplant patients, and research efforts focused on novel members of the lipopeptide class of molecules and on natural products discovery.  Cubist is headquartered in Lexington, MA.

Cubist Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to a variety of risks and uncertainties.  There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by Cubist.  These factors include, but are not limited to: (i) the level of acceptance of CUBICIN by physicians, patients, third-party payers, and the medical community generally; (ii) Cubist’s ability to continue to develop, secure additional regulatory approvals for, and successfully market, CUBICIN; (iii) Cubist’s expectations regarding our ability to continue to manufacture sufficient quantities of CUBICIN in accordance with current Good Manufacturing Practices; (iv) commercialization of products that are competitive with CUBICIN; (v) Cubist’s ability to discover or in-license drug candidates; (vi) Cubist’s ability to successfully develop drug candidates in its pipeline, including HepeX-B; (vii) Cubist’s ability to successfully commercialize any product or technology developed by Cubist; (viii) Cubist’s ability to establish and maintain successful manufacturing, sales and marketing, distribution, and development collaborations; (ix) legislative or regulatory changes adversely affecting Cubist or the biopharmaceutical industry; (x) Cubist’s expectations regarding the future market demand and medical need for CUBICIN;  (xi) Cubist’s ability to protect its intellectual property and proprietary technologies; and (xii) Cubist’s ability to finance its operations .  Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.   Cubist is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.; HepeX-B is a trademark of XTL Biopharmaceuticals Ltd.

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Additional information can be found at Cubist’s web site at www.cubist.com